UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 20, 2015

Commission file number: 001-35653

Sunoco LP

(Exact name of registrant as specified in its charter)

Delaware	30-0740483
(State or other jurisdiction of Incorporation or organization)	(IRS Employer Identification No.)

555 East Airtex Drive

Houston, TX 77073

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (832) 234-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Explanatory Note

This Amendment to Form 8-K on Form 8-K/A amends the Current Report on Form 8-K filed by Sunoco LP (the “Partnership”) on July 21, 2015 (the “Original 8-K”). As previously reported under Items 1.01 and 2.03 of the Original 8-K, the Partnership, together with Sunoco Finance Corp., completed the previously announced notes offering (the “Offering”) of $600 million aggregate principal amount of their 5.500% Senior Notes due 2020 (the “Notes”). The Original 8-K incorrectly stated the net proceeds of such Offering as $493.5 million; the Partnership received net proceeds from the Offering of $592.5 million.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The amended information set forth in Item 1.01 is hereby incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LP

	By:	SUNOCO GP LLC, its General Partner

Date: July 22, 2015	By:	/s/ Clare P. McGrory

	Name:	Clare P. McGrory
	Title:	Executive Vice President, Chief Financial Officer and Treasurer